EXHIBIT 13.1

SECTION 906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2003 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Francisco González Rodríguez, the Chairman and Chief Executive Officer, José Ignacio Goirigolzarri Tellaeche, the President and Chief Operating Officer and José Sevilla Álvarez, the Head of the Office of the Chairman, of Banco Bilbao Vizcaya Argentaria, S.A., each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Bilbao Vizcaya Argentaria, S.A.

June 30, 2004

/s/ Francisco González Rodríguez
Francisco González Rodríguez
Chairman and Chief Executive
Officer

/s/ José Ignacio Goirigolzarri Tellaeche
José Ignacio Goirigolzarri Tellaeche
President and Chief Operating Officer

/s/ José Sevilla Álvarez
José Sevilla Álvarez
Head of the Office of the Chairman